EXHIBIT 12.1

NTL (DELAWARE), INC.

                                      THREE MONTHS                      YEAR ENDED DECEMBER 31
                                    ENDED MARCH 31,          ---------------------------------------------
                                          2000                   1999            1998            1997
                                    ---------------          -------------   -------------   -------------
Fixed charges:
  Interest..................    $            219,579,000     $ 722,538,000   $ 356,575,000   $ 209,340,000
  Amortization of debt
    expense.................                   5,405,000        17,120,000      10,227,000       7,831,000
  Interest portion of rental
    expense.................                   5,303,000        12,226,000       9,785,000       6,016,000
                                ------------------------     -------------   -------------   -------------
  Fixed charges.............                 230,287,000       751,884,000     376,587,000     223,187,000
  Preferred stock dividend
    requirement.............                  18,868,000        73,709,000      18,761,000      11,978,000
                                ------------------------     -------------   -------------   -------------
Combined fixed charges and
  preferred stock
  dividend..................    $            249,155,000     $ 825,593,000   $ 395,348,000   $ 235,165,000
                                ========================     =============   =============   =============
Earnings:
  (Loss) from operations....    $           (402,966,000)    $(768,030,000)  $(507,254,000)  $(344,148,000)
  Fixed charges.............                 230,287,000       751,884,000     376,587,000     223,187,000
  Less: Capitalized
    interest................                 (13,582,000)      (41,810,000)    (27,760,000)     (6,770,000)
                                ------------------------     -------------   -------------   -------------
                                $           (186,261,000)    $ (57,956,000)  $(158,427,000)  $(127,731,000)
                                ========================     =============   =============   =============
Ratio of Earnings to Fixed
  Charges(1)................                          --                --              --              --

                                 YEAR ENDED DECEMBER 31
                              -----------------------------
                                  1996            1995
                              -------------   -------------
Fixed charges:
  Interest..................  $ 147,326,000   $  40,562,000
  Amortization of debt
    expense.................      8,873,000       1,424,000
  Interest portion of rental
    expense.................      4,957,000         647,000
                              -------------   -------------
  Fixed charges.............    161,156,000      42,633,000
  Preferred stock dividend
    requirement.............             --              --
                              -------------   -------------
Combined fixed charges and
  preferred stock
  dividend..................  $ 161,156,000   $  42,633,000
                              =============   =============
Earnings:
  (Loss) from operations....  $(258,623,000)  $(100,236,000)
  Fixed charges.............    161,156,000      42,633,000
  Less: Capitalized
    interest................    (10,294,000)    (12,183,000)
                              -------------   -------------
                              $(107,761,000)  $ (69,786,000)
                              =============   =============
Ratio of Earnings to Fixed
  Charges(1)................             --              --

---------------

The ratio of earnings to fixed charges and combined fixed charges and preferred stock dividends is not meaningful for the periods that result in a deficit.

(1) For the three months ended March 31, 2000 and for the years ended December 31, 1999, 1998, 1997, 1996 and 1995, the deficit of earnings to fixed charges was $416,548,000, $809,840,000, $535,014,000, $350,918,000,
    $268,917,000 and $112,419,000, respectively. For the three months ended March 31, 2000 and for the years ended December 31, 1999, 1998 and 1997, the deficit of earnings to combined fixed charges and preferred stock dividends was $435,416,000, $883,549,000, $553,775,000 and $362,896,000, respectively.